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                                     [LOGO]
                                  EATON VANCE
                               -----------------
                                  MUTUAL FUNDS


                             LETTER OF TRANSMITTAL

                        To Be Used* To Tender Shares of

                       EATON VANCE PRIME RATE RESERVES OR
                      EV CLASSIC SENIOR FLOATING-RATE FUND

                       Pursuant to the Offers to Purchase
                             Dated January 22, 1996

                     THE EXPIRATION DATE AND THE WITHDRAWAL
                  DEADLINE IS 12:00 MIDNIGHT, EASTERN TIME, ON
                       FEBRUARY 16, 1996, UNLESS EXTENDED

  o Please complete and mail Pages 3 and 4 of this form to the Funds' Transfer
                                     Agent:

                       First Data Investor Services Group
                          Eaton Vance Section - BOS725
                                 P.O. Box 1559
                                Boston, MA 02104

          o If the letter is to be delivered by messenger or overnight courier, use the following street address:

                       First Data Investor Services Group
                          Eaton Vance Section - BOS725
                                 Seventh Floor
                                53 State Street
                                Boston, MA 02109

            o Delivery to an address other than that shown above does
                         not constitute valid delivery.

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 THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY IF THE SHARES TO BE TENDERED
ARE REGISTERED IN THE SHAREHOLDER'S NAME AND THE NECESSARY DOCUMENTS WILL BE TRANSMITTED TO THE TRANSFER AGENT (ABOVE). DO NOT USE THIS FORM IF A BROKER,
  DEALER OR OTHER SELLING GROUP MEMBER IS EFFECTING THE TRANSACTION FOR THE
                                SHAREHOLDER.
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            PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

      Questions and requests for further assistance may be directed to
             Eaton Vance Management, at 1-800-225-6265, Ext. 5.
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                              GENERAL INSTRUCTIONS

1. Delivery of Letter of Transmittal and Certificates

    A properly completed and duly executed Letter of Transmittal, together with certificates for any tendered shares held in certificate form, should be mailed or delivered to the Transfer Agent at the appropriate address shown on the front of this Letter. All documents must be received by the Transfer Agent on or prior to the Expiration Date (as defined in the Offers to Purchase). Delivery to an address other than that shown does not constitute valid delivery. The method of delivery of all documents, including certificates for shares, is at the election and risk of the shareholder making the tender.

2. Transfer Taxes

    The Funds will pay all taxes, if any, payable on the transfer of shares purchased pursuant to the Offers. If, however, payment of the purchase price is to be made to or (in the circumstances permitted by the Offers) if unpurchased shares are to be registered in the name of a person other than the registered holder, or if any tendered shares are registered in any name other than that of the person(s) signing this Letter of Transmittal, the amount of transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

3. Irregularities

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of shares will be determined by the relevant Fund, whose determination shall be final and binding. Each Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of, or payment for which would, in the opinion of the Fund's counsel, be unlawful. Each Fund also reserves the absolute right to waive any of the conditions of its Offer or any defect in any tender with respect to any particular shares or any particular shareholder. Each Fund's interpre-tations of the terms and conditions of the Offers (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the relevant Fund shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. Neither the Funds, the Transfer Agent, or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

4. Separate Accounts

    If the shares tendered are registered in more than one account, please complete, sign and submit a separate Letter of Transmittal for each account.

5. Additional Copies

    Additional copies of the Offers to Purchase and this Letter of Transmittal may be obtained by contacting Eaton Vance Management at the telephone number shown below.

                        ADDITIONAL TERMS AND CONDITIONS

The Tendering Shareholder hereby sells to the relevant Fund all shares tendered hereby that are purchased pursuant to the relevant Offer and hereby irrevocably constitutes and appoints the Transfer Agent as attorney in fact of the Tendering Shareholder, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to present such shares and any share certificates for any cancellation of such shares on the Fund's books and to deduct from the sale proceeds the applicable early withdrawal charge of the Fund and to remit such charge to Eaton Vance Distributors, Inc.

The Tendering Shareholder hereby warrants that the Tendering Shareholder has full authority to sell the shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the Tendering Shareholder will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The Tendering Shareholder recognizes that, under certain circumstances set forth in the Offers to Purchase, a Fund may not be required to purchase any of the shares tendered hereby. In that event, the Tendering Shareholder understands that certificate(s) for any shares not purchased will be deposited and held in unissued form in the Tendering Shareholder's account at the Fund unless specifically requested otherwise. The Tendering Shareholder recognizes that neither Fund has an obligation, pursuant to the Special Payment and Delivery Instructions, to transfer any shares from the name of the registered holder thereof if the relevant Fund purchases none of the shares originally tendered.

The check for the purchase price of the tendered shares purchased, minus the applicable early withdrawal charge, will be issued to the order of the Tendering Shareholder and mailed to the address of record, unless otherwise indicated under Special Payment and Delivery Instructions.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Tendering Shareholder and all obligations of the Tendering Shareholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Tendering Shareholder. Except as stated in the Offers, this tender is irrevocable.
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        Questions and requests for further assistance may be directed to
               Eaton Vance Management, at 1-800-225-6265, Ext. 5.
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      Eaton Vance Prime Rate Reserves/EV Classic Senior Floating-Rate Fund

The undersigned shareholder ("Tendering Shareholder") hereby tenders the shares designated below at a price equal to their net asset value per share ("NAV") on the Expiration Date (as defined in the Offers to Purchase) in cash upon the terms and conditions set forth in the Offers to Purchase dated January 22, 1996, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offers").

________________________________________________________________________________
Description of Shares Tendered

Check one:
[ ]  Eaton Vance Prime Rate Reserves (EVPRX)

[ ]  EV Classic Senior Floating-Rate Fund (ECFRX)

Name(s) of Registered Holder(s)

Instructions:

o Please fill in exactly as shares are registered

        ________________________________________________________________________
        ________________________________________________________________________
        ________________________________________________________________________
                                    Please print

Account number _________________________________________________________________

Please provide your daytime telephone number:   ________________________________
                                                     Please include area code
Shares Tendered

Check one:

[ ]  Partial Tender - only the number of shares entered are to be tendered.
      ________ shares.

[ ]  Complete Tender - all shares (issued and unissued) are to be tendered.

Note: Any shares represented by certificates which are not delivered will be excluded from shares tendered. If not specified above as either a partial or complete tender, only shares represented by certificates delivered are deemed to have been tendered.

Certificates - The following certificates are enclosed herewith: (If forwarded separately, check here .)

Certificate no.(s)  Issue date   No. of shares        No. of shares tendered

__________________  __________   __________________   __________________________
__________________  __________   __________________   __________________________
__________________  __________   __________________   __________________________

Note: Certificates will be deposited to your account when delivered. Any balance of shares remaining after the Expiration Date will be held in your account in unissued form unless you specifically request otherwise.

[ ] Exchange - check this box to request that the shares tendered above be exchanged for shares of ________________________ Fund. (By checking the box,
                                  (Name of Fund)           you certify receipt
                                                           of a current
                                                           prospectus for such
                                                           fund.) See a current
                                                           Fund prospectus for
                                                           the names of the
                                                           funds available
                                                           for exchange.

Taxpayer Identification Number (TIN) Certification
___________________________________  Enter your TIN (Social Security number of individuals or Employer I.D. number of
___________________________________  entities, including corporations, partnerships, estates and trusts.)

(1) The number shown on this form or currently shown on my account is my correct taxpayer identification number, and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
    (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

     In signing this letter, I certify under penalties of perjury that the information provided in this section is true, correct and complete.
________________________________________________________________________________
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________________________________________________________________________________

Special Payment and Delivery Instructions

o The check and any certificates requested for remaining shares will be issued in the name of the registered shareholder and mailed to the address of record unless alternative instructions are authorized in this section.

Alternate Instructions: (If special payment or delivery is requested, signatures must be guaranteed.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

        Early Withdrawal Charge Waiver

[ ] Check this box if shares are tendered within one year following the date of death of the shareholder in whose name the tendered shares are registered. A certified copy of the shareholder's death certificate must be enclosed herewith. Refer to entitlement details in a current Fund prospectus.

Signature(s) and Signature(s) Guarantee

Instructions:

o If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered, the signature(s) below must correspond exactly with the name(s) in which the shares are registered.

o If the shares are held of record by two or more joint holders, all such holders must sign below.

o If shares are held of record by an IRA account, this Letter of Transmittal must be signed by an authorized official of the Custodian of the IRA.

o If this Letter of Transmittal or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Funds of their authority to so act.

o All signatures must be guaranteed unless all of the following conditions apply:

o This Letter of Transmittal is signed by the registered holder(s) of the shares, and
o There is no change of registration of any remaining shares, and
o The payment of the tender offer proceeds and certificates for any remaining shares are to be sent to the registered owner of the shares at the address shown in the share registration, and
o The tender offer proceeds will be less than $25,000.

In all other cases, all signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.; a commercial bank or trust company having an office, branch or agency in the United States; or other Eligible Guarantor Institution as defined in Rule 17 Ad - 15(a)(2) under the Securities and Exchange Act of 1934.

    ____________________________________________________

    ____________________________________________________
      Signature(s) of owner(s) - EXACTLY as registered

                                                       Date ____________________

Signature(s) Guaranteed by:




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